UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2003

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization) 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada (Address of principal executive offices)	1-7850 (Commission File Number)	88-0085720 (I.R.S. Employer Identification No.) 89193-8510 (Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Item 5.  Other Events and Regulation FD Disclosure.

On January 24, 2003, Southwest Gas Corporation (the Company) announced that the Board of Directors had undertaken a review of the Company’s Amended and Restated Rights Agreement and determined to redeem the rights associated therewith. The redemption price of $0.01 per right will be payable in cash on March 3, 2003 to shareholders of record as of February 18, 2003. As a result of this redemption, the shareholders will no longer be able to exercise such rights and in the future, rights will no longer attach to issuances of the Company’s common stock.

A copy of the press release, dated January 24, 2003, is attached as Exhibit 99.

Item 7.  Financial Statements and Exhibits.

(c)   Exhibits

99   Press release dated January 24, 2003 regarding the redemption of stock rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 24, 2003	SOUTHWEST GAS CORPORATION /s/ ROY R. CENTRELLA Roy R. Centrella Vice President/Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release dated January 24, 2003 regarding the redemption of stock rights.